UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 12, 2010

ECOCHILD, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-161941	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#401, 8 Men, 13 Lou, Dong Hua Shi Bei Li Zhong Qu,
Chong Wen Qu, Beijing, P.R. China
(Address of Principal Executive Offices) (Zip Code)

+86-136-7134-5183
(Issuer Telephone number, including area code)

 (Former name or former address, if changed since last report)
_____________________

Copies to:
Gregg Jaclin, Esq.
Yarona Y. Liang, Esq.
Anslow + Jaclin,  LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.  These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference.  The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01   Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, on May 12, 2010, Ecochild, Inc. (the “Company” or “ECOH”) completed the acquisition of AIVtech Holding (Hong Kong) Limited (“AIVtech”), a company that is in the business of designing, manufacturing and selling electronic furniture, digital/multimedia speakers, and LCD/LED television, by means of a share exchange.

On May 12, 2010, we entered into a Share Exchange Agreement (“Exchange Agreement”) by and among ECOH, AIVtech, and the shareholders of AIVtech (the “AIVtech Shareholders”). The closing of the transaction (the “Closing”) took place on May 12, 2010 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares (the “Interests”) of AIVtech from the AIVtech Shareholders; and AIVtech Shareholders transferred and contributed all of their Interests to us. In exchange, we (1) issued to the AIVtech Shareholders, their designees or assigns, an aggregate of 10,375,000 shares (the “ Shares Component”) or 51.88% of the shares of common stock of the Company issued and outstanding after the Closing (the “Share Exchange”), at $0.005 per share; and (2) pay cash (the “Cash Component”) of $3,948,125 to the AIVtech Shareholders.  The Cash Component is payable within 12 months after the Closing as evidenced by the promissory note that is attached as an exhibit to the Shares Exchange Agreement. The parties understand and acknowledge that such exchange is based upon an acquisition value of AIVtech at US $4,000,000, which is agreed and acceptable by all parties. In addition to the above Shares and Cash component, Jie Zhang, the major shareholder of the Company before the Closing, agreed to transfer 3,009,000 shares to two shareholders of AIVtech within 6 months after closing. The two shareholders, the directors and officers of AIVtech, are (1) Guo Jinlin, to receive 1,770,000 shares, and (2) Ding Lanbin, through Guo Jin Tong Investment (Hong Kong) Limited, to receive 1,239,000 shares.

A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

AIVtech owns 100% of ShenZhen AIV Electronics Company Limited (“Shenzhen AIVtech”), and ShenZhen AIVtech owns 70% of DongGuan AIV Electronics Company Limited (“Dongguan AIVtech”). Pursuant to the Exchange Agreement, AIVtech became a wholly-owned subsidiary of the Company, and the Company own 100% of ShenZhen AIVtech through AIVtech, and 70% of DongGuan AIVtech through ShenZhen AIVtech.

The directors of the Company have approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The directors of AIVtech have approved the Exchange Agreement and the transactions contemplated thereunder.

As a further condition of the Share Exchange, Jie Zhang resigned as the sole officer and director of the Company, and JinLin Guo, YiLin Shi and TeLi Liao were appointed as the new officers of the Company, effective immediately at the Closing. In addition, JinLin Guo and YiLin Shi have been appointed as the new directors of the Company, effective immediately at the Closing.

The Share Exchange transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01   Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on May 12, 2010, we acquired AIVtech, which is the parent company of two operating subsidiaries engages in designing, manufacturing and selling of electronic furniture, digital/ multimedia speakers, and LCD/LED television in the People’s Republic of China (“China” or the “PRC”), in accordance with the Exchange Agreement.  The closing of the transaction took place on May 12, 2010. On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all the Interests of AIVtech from the AIVtech Shareholders; and the AIVtech Shareholders transferred and contributed all of their Interests to us. In exchange, we (1) issued to the AIVtech Shareholders, their designees or assigns, an aggregate of 10,375,000 shares or 51.88% of the shares of common stock of the Company issued and outstanding, at $0.005 per share, on a fully-diluted basis as of and immediately after the Closing; and (2) made a cash payment of $3,948,125 to the Shareholders.  The Cash Component is payable by the Company as follows: the full amount of $3,948,125 is payable within 12 months after the Closing as evidenced by the promissory note that is attached as an exhibit to the Shares Exchange Agreement. A copy of the Share Exchange Agreement is filed as Exhibit 2.1 to this Current Report. The parties understand and acknowledge that such exchange is based upon an acquisition value of AIVtech at US $4,000,000, which is agreed and acceptable by all parties. In addition to the above Shares and Cash Component, Jie Zhang, current major shareholder of the Company, agrees to transfer 3,009,000 shares to two active shareholders of AIVtech within 6 months after closing. The two active shareholders, who are also the management team of AIVtech, are (1) Jinlin Guo, to receive 1,770,000 shares, and (2) Lanbin Ding, through Guo Jin Tong Investment (Hong Kong) Limited, to receive 1,239,000 shares. Following the Share Exchange, there are 20,000,000 shares of common stock issued and outstanding.

AIVtech, through its subsidiaries, primarily engages in designing, manufacturing and selling of electronic furniture, digital/ multimedia speakers, and LCD/LED television. AIVtech was incorporated with limited liability under the laws of Hong Kong and owns 100% of the issued and outstanding capital stock of ShenZhen AIVtech, a company organized under the PRC laws. ShenZhen AIVtech owns 70% of the issued and outstanding capital stock of DongGuan AIVtech, which is also a PRC company. Pursuant to the Exchange Agreement, AIVtech became a wholly-owned subsidiary of the Company, and through AIVtech, the Company owns 100% of ShenZhen AIVtech and 70% of DongGuan AIVtech.

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Share Exchange.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange, with such information reflecting the Company and its securities upon consummation of the Share Exchange.

BUSINESS

Overview

AIVTech was incorporated on November 4, 2005 under the laws of Hong Kong, is a holding company with subsidiaries engaged in manufacturing casual furniture audio series, multimedia speakers, and LED. Shenzhen AIVtech was incorporated on April 9, 2009 under the laws of the People’s Republic of China. Dongguan AIVtech was organized in December of 2009 under the laws of the PRC. AIVtech, through ShenZhen AIVtech and DongGuan AIVtech, engages in the business of designing, manufacturing and selling electronic furniture, digital/ multimedia speakers, and LCD/LED television under its own products brand – AIV, which stands for Audio & Interactive Video. Besides its own AIV brand, AIVtech also specializes in both OEM (Original Equipment Manufacturing) and ODM (Original Design Manufacturing) services.

Our mission is to become a global company with world-wide recognized brand that provides premium and high quality products to consumers. AIVtech integrates two traditional industries, which are electronics industry and furniture industry, into a one new industry – electronic furniture industry.

We generate revenues solely from the sales of electronic furniture and digital/ multimedia speakers. The production of LCD/LED television started in late April 2010. Our net sales revenues for the fiscal year ended December 31, 2009 which was $38,469,185 represented an 85.41% growth from the fiscal year ended December 31, 2008 with net sales revenues of $20,748,580.  Our fiscal year 2009 net income was $7,475,931; an increase of 91.88% compared with our fiscal year 2008 net income of $3,896,160.

Historical Sales & Income Summary

	Fiscal Year Ended December 31,
Summary Consolidated	2009	2008	Growth
Statement of Operations:	(audited)	(audited)%
Sales, Net	$38,469,185	$20,748,580	85.41%
Gross Profit	10,404,846	5,609,133	85.50%
Net Income	7,475,931	3,896,160	91.88%

Organization & Subsidiaries

AIVtech organizational structure was developed to permit the infusion of foreign capital under the laws of the PRC and to maintain an efficient tax structure, as well as to foster internal organizational efficiencies. The Company’s organization structure post-Share Exchange is summarized in the figure below:

Products

At present, the company classifies its products into 3 main categories: Electronic Furniture, Multimedia/ Digital Speaker and LCD/LED Television.

A) Electronic Furniture

a) Video Gaming Chairs with Built-in Speakers and Vibration

Video game lovers are the target customers for this product series. It can be applied to different video game consoles such as XBOX360 and PS3. It has 3D games’ sound and vibration function. This stylish electronic furniture is taking the video game lovers to another level of enjoyment and giving the video game accessories a new fashion.

b) Leisure Furniture with Built-in Audio/Video System

This is a product series for home entertainment and leisure. The existing products include Rocker Chair and Cabinet with Built-in Speakers and Audio System, TV Stands with Built-in Audio/ Video System, etc. It is designed for consumers who love modern stylish electronic products.

B) Multimedia/ Digital Speakers

C) LCD/LED Televisions

Market Summary

AIVtech, through ShenZhen AIVtech and DongGuan AIVtech, engages in the business of designing, manufacturing and selling (1) electronic furniture, (2) digital/ multimedia speakers, and (3) LCD/LED television under its own products brand AIV.

International Market

Electronic Furniture:  fAudio gaming chair grows very fast in the electronic furniture industry. It targets the audio-visual entertainment, especially the video game markets. The audio gaming chair was recognized as one of the best peripherals for video game by CNN in 2008. In conformity with the need for innovation which is the trend in this industry, the new furniture audios launched by AIV in 2005incorporate the Video Gaming Chair with Built-in Speakers and Vibration, as well as the Leisure Furniture with Built-in Audio/ Video System. The new product became popular after its debut in the European and the U.S. markets in 2006. The product has also developed a market in China, Australia and Southeast Asia countries. There are still many potential markets waiting to be explored.

Multimedia/ Digital Speakers: At present, the global speakers market is dominated by a certain number of manufacturers with large production capacity and leading technologies. These manufacturers mainly operate in the United States, Japan and European countries.

LED/LCD Television: According to a conservative estimation by Display Bank, the number of LEDs to be sold globally each year will be more than 15 million units in 2010, and 25 million and 50 million in 2011 and 2012 respectively.

Chinese Domestic Market

Furniture audios: The video game especially the online video game industry started late in China but it is growing rapidly. Since 2000, its annual growth rate has exceeded 50%. Nowadays, more and more video game companies are entering into the Chinese market with many large companies also establishing branch offices or studios in China. Due to the huge potential of the industry, our gaming chair has a great market prospect.

Multimedia/ Digital Speakers: China is the country with the largest production and distribution of multimedia/ digital speakers in the world. The Pearl River Delta region of China is the location of speaker manufacturers which produce 70%of the world’s speakers. Most of these manufacturers are original equipment manufacturers with no brands of their own and depend solely on exports. The co-existence of genuine and counterfeit products reflects the current real situation of the Chinese speakers industry. However, the speakers market is relatively stable and also promising. The innovation of both the products and business model are the key factors to success for the domestic speaker manufacturers.

LED/LCD Television: According to a survey by the Consumption Electronic Products Investigation Office of the China Electronic Chamber of Commerce, 75% of the domestic television consumers pay attention to LED products and 34% of them have plans to purchase LED products in 2010.

Raw Materials and Suppliers

Electronics components, Wooden Boxes, Modules, Frames, AC converters and other basic components are our main raw materials to produce electronic furniture, multimedia/ digital speakers, and LED/LCD televisions. The Company purchases all of its other raw materials and component parts from a variety of sources, none of which is believed by the Company to be a dominant supplier. Alternative sources of supply are believed to be available to the Company.  Our top five (5) raw material suppliers are listed as below:

Suppliers	Raw Materials Supplied	Percentage of Total Supply in 2009
ShenZhen HuiKe Sound Box Co., Ltd.	Wooden boxes	15.74%
ShenZhen YuanMao Electronic Accessories Co., Ltd.	AC converters	15.12%
ShenZhen QuanXin Plastic Cement Products Co., Ltd.	Covers	9.90%
ShenZhen JingXun Software Communication Technology Co., Ltd.	Modules	8.17%
FengShun MingYin Electronics Co., Ltd.	Frames	7.54%
Total		56.47%

Marketing/Sales and Customers

Sales breakdown: The sales of our furniture audio products counted for 80% of the total sales in our fiscal years ended December 31, 2008 and 2009. The sales of our multimedia/digital speakers counted for 20% of the total sales in our fiscal years ended December 31, 2008 and 2009. AIVtech started the production of LED products in late April, 2010.

Marketing and Sales Strategies:

1) Make full use of the global resources and media to promote our products and brand, and positively participate in international exhibitions and expos;

2) Provide multipoint-to-point services to main customers, establish flagship stores, and focus on developing new products;

3) Integrate and complete the distribution network, improve the marketing strategies by assisting the main distributors on a constant basis, and expand the domestic market shares;

4) Establish strong cooperation relationship with furniture and other related enterprises, combine the advantages of the furniture and electronic industries, and share the resources and market;

5) Cooperate with large import and export enterprises on the promotion of our products and investment opportunities;

6) Work closely with our domestic and international OEM/ODM customers.

Sales Channels: we have built a stable sales network in China. The sales network includes general distributors in each province. The general distributors have the rights to choose their own sub-distributors. Due to the high performance-price ratio and good quality of the products, our Company has accumulated a group of highly-qualified distributors, making sure a good domestic sales network.

Sales Cycle: At present, our accounts receivables term for its main customers are 60 to 120 day, for some customers are 30 to 60 days, and the average term is about 90 days.

Top 5 Customers and their percentage of Company’s total sales revenue:

DaKang Holding Group Co., Ltd.—47.28%

AnJi ChaoYa Furnitures Co., Ltd.—14.47%

GuangDong GuangHong Import & Export Co., Ltd.—10.19%

BeiJing HuaQi Info-Digit Technology Co., Ltd.—7.66%

AnJi WeiYu Furnitures Co., Ltd.—4.13%

Market Shares and Competitors

We believe that our products do not compete directly with any other company with respect to its entire range of products. However, our products compete with some branded products within their product category as well as privately labeled products sold by retailers, including some of our OEM/ ODM customers.

Our electronic furniture competes with Pyramat, Actona and other smaller manufacturers.  Our products own 60% of the international market shares since 2006. In varying degrees, depending on the product category involved, we compete on the basis of style, price, quality, comfort and brand name prestige and recognition, among other considerations.

Our multimedia/digital speakers and LED/ LCD television products compete with numerous international branded products like Sony, Panasonic, Samsung, Phillips and LG, etc. Due to the lower costs and labor expenses in Asia Pacific regions, many international speaker manufacturers are establishing plants in Asia. This allows large manufacturers to compete with local manufacturers in pricing. Right now, the Company has a global market share of only about 0.3% on multimedia/digital speaker products. The Company did not start the production of LED/LCD television until late April, 2010, and the general availability of contract manufacturers also allows the ease of access by new comers. Many of our competitors are larger in scale, have been in existence for a longer period of time, have achieved greater recognition for their brand names, have captured greater market shares and/or have substantially greater financial, distribution, marketing and other resources than we do. We are not sure whether we can compete against them right now or in the future, or that competitive pressures will have a material adverse effect on our business, financial condition and results of operations.

Business Model

The Company conducts its quality management in strict compliance with ISO9001 international quality management standard. The Company believes that quality, cost control and efficiency are the three components to the Company's competitiveness; that integrity, innovation and values are the three components to the Company's management philosophy; and that people, environment and technology are the three components to the Company's design philosophy.

1) Achieve the new integration of electronic and furniture industries, and persist in regarding innovation as the strategy of industry development;

2) Ensure a steady and healthy expansion or growth of the Company, and build a long lasting well known national brand by setting up flagship stores on main cities;

3) Create a beneficial-to-all situation among the Company, staff, shareholders, customers, partners and the society by providing quality products with competitive prices.

Growth Strategy

We intend to grow our business by improving our marketing, financial, production and human resource management:

Marketing Management

1) Keep improving the product quality and raise the brand image and awareness. Turn AIV into a brand and image that represents innovation, value and quality;

2) Keep ensuring the innovation of new products and the integration of multi-elements and avoid the vicious circle caused by cost competitiveness;

3) Make full use of global resources and media (such as Alibaba.com) to promote our products and brand, and positively participate in international exhibitions and expos;

4) Provide multipoint-to-point services to main customers, establish flagship stores in main cities, and focus on developing new products;

5) Integrate and complete the distribution network, improve the marketing strategies by assisting the main distributors on a constant basis, and expand the domestic market shares;

6) Establish strong cooperation relationship with furniture, electronics and other related enterprises, combine the advantages of the furniture and electronic industries, and share the resources and market;

7) Cooperate with large import & export enterprises on the promotion of our products together and investment opportunities together;

8) Work closely with our domestic and international OEM/ODM customers;

9) Create and enter into new markets by customizing our products for internet cafés, karaoke bars, private VIP clubs, corporate offices, and other entities demanding for the entertainment audio/video system.

Financial Management

1) Establish a standard cost control system, execute the cost budget management policy and complete the ERP (Enterprise Resource Planning) management system for cost control purposes.

2) Complete the financing capital chain. With multiple financing channels, the Company ensures the stabilization of its capital chain and the efficient use of its proceeds which improve its business transactions.

Production Management

a) PMC (Product Material Control) Management. The Company strengthens the management of PMC production plan and the material control system. The improvement of the material and plan management capacities is the key to a successful management.

•
Production Plan Management: all the elements involved in this management should be precise and detailed, from the origin of the plan information (such as sales and prediction), organization of the plan outline, the relationship between production plan and the amount of time spent, the production cycle to the arrangement of the production period.

•
Plan and Material Control Management: all the elements involved in this management should be managed strictly, from the origin of the MRP (Material Requirement Planning) data, product sheet and material list, the execution and control of the material requirement plan, product material cost management to the material management of production field, to ensure the Company's material cycle, cost and consumption be always under the ideal condition.

b) Field Management. The Company does not allow any waste of resources such as material, labor, time, space, energy and transportation. It also adopts effective management systems to control and manage the key processes such as flow-chart, instruction tracing, shipment, field 7S (Seiri, Seiton,Seiso, Shitsuke, Safety, Speed and Saving) and lean production, to ensure the production field is running at full load.

Human Resources Management

The Company promotes the SOP (Standard Operation Procedure) and establishes the KPI (Key Performance Indication) check system to make our human capital more valuable. It persists in the principle of benefit sharing and has established scientific incentive mechanisms to attract talents. Through this mechanism, the Company has possessed a team of elites on technology development, market exploration, operation management and quality management.

Environmental Protection

Compliance with national, provincial or local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment have not had, nor are they expected to have, any material effect on the capital expenditures, earnings or competitive position of the Company. The Company uses and generates certain substances and wastes that are or can be regulated or may be deemed hazardous under certain national, provincial or local regulations with respect to the environment.

Properties

Our corporate headquarter is located at Suite A1305, 13th Floor, East Building Phase II, High-Tech Plaza, Tian An Cyber Park, Futian District, Shenzhen, China. The corporate headquarter office is approximately 371 square meters, and is leased from the individual owner of the property for RMB 22,268, or approximately USD 3,275, every month. The lease is scheduled to expire in March 2011.

Our manufacturing factory is located at AIV Industrial Park, No.78, Wenquan South Road, Xihu District, Shilong town, Dongguan, China. The factory building is approximately 21509 square meters, and is leased from DongGuan Mei Da Decorating & Design Works Company Limited for RMB 222,587, or approximately USD 32,733, every month from April 4, 2010 to April 3, 2011. The lease is scheduled to expire in April 3, 2015.

The post-merger assets of the Company and its subsidiaries on a consolidated basis include cash, accounts receivable from customers, inventories, equipments and dues from related parties.

Employees

As of the date hereof, we have approximately 602 full-time employees. The breakdown of our employees is as follows:

Management Staff	56
R&D Staff	29
Sales Staff	9
Manufacturing Staff	508
Total	602

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

The effects of the recent global economic slowdown may continue to have a negative impact on our business, results of operations or financial condition.

The recent global economic slowdown has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and declining consumer and business confidence, which has led to decreased levels of consumer spending. These macroeconomic developments have and could continue to negatively impact our business, which depends on the general economic environment and levels of consumer spending in the PRC and other parts of the world that affect not only the ultimate consumer, but also retailers, who are our primary direct customers. As a result, we may not be able to maintain or increase our sales to existing customers, make sales to new customers, or maintain or improve our earnings from operations as a percentage of net sales. If the global economic slowdown continues for a significant period or continues to worsen, our results of operations, financial condition, and cash flows could be materially adversely affected.

Our results of operations are cyclical and could be adversely affected by fluctuations in the raw material.

We are largely dependent on the cost and supply of raw materials such as electronic accessories and the selling price of our products, which are determined by constantly changing and volatile market forces of supply and demand as well as other factors over which we have little or no control. These other factors include:

•	competing demand for the raw materials,

•	environmental and conservation regulations, and

•	economic conditions,

We cannot assure you that all or part of any increased costs experienced by us from time to time can be passed along to consumers of our products, in a timely manner or at all.

Substantially all of our business, assets and operations are located in the PRC.

Substantially all of our business, assets and operations are located in PRC. The economy of PRC differs from the economies of most developed countries in many respects. The economy of PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of PRC, but may have a negative effect on us.

Our management has no experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving the development of an active and liquid trading market for our stock.

Our business and the success of our products could be harmed if we are unable to maintain our brand image.

Our success to date has been due in large part to the strength of the AIV brand, and to a lesser degree, the reputation of our brand. If we are unable to timely and appropriately respond to changing consumer demand, our brand name and brand image may be impaired. Even if we react appropriately to changes in consumer preferences, consumers may consider our brand image to be outdated and affect our business.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue at levels we expect.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our producing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our growth strategy will be successful which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to establish our own flagship stores in main cities. However, many obstacles to entering such new markets exist including, but not limited to, established companies in such existing markets in the PRC. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to expand our production lines and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the PRC) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Need for additional employees.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the construction industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

Our ability to compete could be jeopardized ff we are unable to protect our intellectual property rights or if we are sued for intellectual property infringement.

We believe that our product brand and trademark, AIV, and other proprietary rights are important to our success and our competitive position. We use trademarks on some of our products and believe that having distinctive marks that are readily identifiable is an important factor in creating a market for our goods, in identifying us and in distinguishing our goods from the goods of others. We consider our trademarks to be among our most valuable assets. We believe that our trademarks are generally sufficient to permit us to carry on our business as presently conducted. While we vigorously protect our trademarks against infringement, we cannot assure you that we will be able to secure patents or trademark protection for our intellectual property in the future or that protection will be adequate for future products.

In addition, the laws of foreign countries where we source and distribute our products may not protect intellectual property rights to the same extent as do the laws of the PRC. We cannot assure you that the actions we have taken to establish and protect our trademarks and other intellectual property rights outside the PRC will be adequate to prevent imitation of our products by others or, if necessary, successfully challenge another party’s counterfeit products or products that otherwise infringe on our intellectual property rights on the basis of trademark infringement. Continued sales of these products could adversely affect our sales and our brand and result in the shift of consumer preference away from our products. We may face significant expenses and liability in connection with the protection of our intellectual property rights outside the PRC, and if we are unable to successfully protect our rights or resolve intellectual property conflicts with others, our business or financial condition could be adversely affected.

Our failure to comply with increasingly stringent environmental regulations and related litigation could result in significant penalties, damages and adverse publicity for our business.

In recent years, the government of China has become increasingly concerned with the degradation of China’s environment that has accompanied the country’s rapid economic growth.  In the future, we expect that our operations and properties will be subject to extensive and increasingly stringent laws and regulations pertaining to, among other things, the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. Failure to comply with any laws and regulations and future changes to them may result in significant consequences to us, including civil and criminal penalties, liability for damages and negative publicity.  We cannot assure you that additional environmental issues will not require currently unanticipated investigations, assessments or expenditures, or that requirements applicable to us will not be altered in ways that will require us to incur significant additional costs.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may not be able to meet the accelerated filing and internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. Commencing with its annual report for the year ending December 31, 2010, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our securities and our ability to secure additional financing as needed.

The transaction involves a reverse merger of a foreign company into a domestic shell company, so that there is no history of compliance with United States securities laws and accounting rules.

In order to be able to comply with United States securities laws, AIVtech prepared its financial statements for the first time under U.S. generally accepted accounting principles and recently had its initial audit of its financial statements in accordance with Public Company Accounting Oversight Board (United States). As the Company does not have a long term familiarity with U.S. generally accepted accounting principles, it may be more difficult for it to comply on a timely basis with SEC reporting requirements than a comparable domestic company.

The loss of the services of our key employees, particularly the services rendered by JinLin Guo, our CEO and Chairman and YiLin Shi, our CFO and director, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of JinLin Guo, our CEO and Chairman and YiLin Shi, our CFO and director. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

Risks Relating to the People's Republic of China

Certain political and economic considerations relating to the PRC could adversely affect our company.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

The recent nature and uncertain application of many PRC laws applicable to us create an uncertain environment for business operations and they could have a negative effect on us.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

Currency conversion could adversely affect our financial condition.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Renminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Exchange rate volatility could adversely affect our financial condition.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

Since our assets are located in the PRC, any dividends of proceeds from liquidation are subject to the approval of the relevant Chinese government agencies.

Our operating assets are located inside the PRC. Under the laws governing Foreign Invested Enterprises in the PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

It may be difficult to affect service of process and enforcement of legal judgments upon our company and our officers and directors because they reside outside the United States.

As our operations are presently based in the PRC and our director and officer resides in the PRC, service of process on our company and such director and officer may be difficult to effect within the United States. Also, our main assets are located in the PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC Operating Companies, we may not be able to pay dividends to our stockholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the Company’s profits.

Furthermore, if our subsidiaries in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our common stock.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

We are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Risks Relating to Our Securities

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our securities outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration.

Our securities should be considered a long-term, illiquid investment. Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, our securities are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our PRC operating subsidiary may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

We may be subject to the penny stock rules which will make our securities more difficult to sell.

If we are able to obtain a listing of our securities on a national securities exchange, we may be subject in the future to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
AND RESULTS OF OPERATIONS

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

AIVtech, through ShenZhen AIVtech and DongGuan AIVtech, engages in the business of designing, manufacturing and selling electronic furnitures, digital/ multimedia speakers, and LCD/LED televisions under its own products brand – AIV, which stands for Audio & Interactive Video. Besides its own AIV brand, AIVtech also specializes in the OEM (Original Equipment Manufacturing) and ODM (Original Design Manufacturing) services.

RESULTS OF OPERATIONS

Results of Operations for the Year ended December 31, 2009 Compared to the Year ended December 31, 2008

The following tables set forth key components of our results of operations for the periods indicated, in US dollars, and key components of our revenue for the period indicated, in US dollars. The discussion following the table is based on these results.

	Year Ended December 31,
	2009		2008

Sales, net	$38,469,185		$20,748,580
Cost of sales	28,064,339		15,139,447
Gross profit	10,404,846		5,609,133

Operating income/(expenses)
Selling, general and administrative expenses	2,078,011		1,712,783

Income from Operations	8,326,835		3,896,350

Other income/(expenses)
Interest income	9,834		5,826
Non operating expenses	-		(6,016)
Finance costs	(30,079	)	-
Profit before income tax	8,306,590		3,896,160

Income taxes	(830,659	)	-

Net income	$7,475,931		$3,896,160

Comprehensive income
Net Income	$7,475,931		$3,896,160
Other Comprehensive Income
Foreign currency translation adjustment	(12,339	)	274,298
Total comprehensive income	$7,463,592		$4,170,458

Net Sales/ Revenue:

Net sales increased by $17,720,605 or 85.41%, from $20,748,580 for the year ended December 31, 2008 to US$38,469,185 for the year ended December 31, 2009.  Our overall net sales increased because of the increase of the sales network.

Cost of sales:

Cost of sales increased by $12,924,892, or 85.37%, from $15,139,447 for the year ended December 31, 2008 to US$28,064,339 for the year ended December 31, 2009.  The increase in cost of sales is in line of the increase in revenue as mentioned above.

Gross profit:

Gross profit increased by $4,795,713, or 85.50%, from $5,609,133 for the year ended December 31, 2008 to US$10,404,846 for the year ended December 31, 2009. The gross profit margin for year 2009 was about 27.05%, as compared to 27.03% for year 2008.This is due to slight reduction in raw material costs for the year.

Operating Expenses:

Operating expenses were $1,712,783 for the year ended December 31, 2008, compared to $2,078,011 for the year ended December 31, 2009. The operating expense in 2009 was increased by 21.32% as compared to 2008, due to the increase in selling, general and administrative expenses during the year.

Income from Operations:

Income from operation was $3,896,350 for the year ended December 31, 2008, compared to $8,326,835 for the year ended December 31, 2009.  The increase of $4,430,485, or 113.71%, was primarily the result of increased in gross profit. Our income from operations increased because we increased our revenue at a greater rate than our expenses from operations increased.

Net Income:

Net income was US$3,896,160 for the year ended December 31, 2008, compared to $7,475,931 for the year ended December 31, 2009, an increase of $3,579,771 or 91.88%.  Our net income increased because our revenues increased.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2009, our balance of cash and cash equivalents was $3,605,741, comparing to $2,443,464 as of December 31, 2008. These funds were located in financial institutions located in China.

The primary uses of cash have been for selling and marketing expenses, employee salaries, research and development expenses and working capital. All funds received have been expended in the furtherance of growing the business, establishing brand portfolios and used for the repayment of loans payable.

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At December 31, 2009, we had approximately $3,605,741 in cash and cash equivalents.  A hypothetical 10% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. All of those revenues derived and expenses and liabilities incurred are in Renminbi (the currency of the PRC). Thus, the revenues and operating results would not be impacted by exchange rate fluctuations in the currency of Renminbi.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Recent Accounting Pronouncements

In February, 2007, FASB issued SFAS 159 ‘The Fair Value Option for Financial Assets and Financial Liabilities’ – Including an Amendment of FABS Statement No. 115.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, SFAS No 159 was superseded by the Financial Instruments Topic of FASB Accounting Standards Codification (“ASC 825”).

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”).  This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). SFAS No 160 was superseded by the Consolidation Topic of FASB Accounting Standards Codification (“ASC 810”) The Company adopted SFAS 160 on January 1, 2009. The adoption of this statement had no effect on the Company’s consolidated financial statements.

On May 8, 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 162, The Hierarchy of Generally Accepted Accounting Principles, which will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature.  SFAS No 162 was superseded by the General Accounting Principle Topic of FASB Accounting Standards Codification (“ASC 105”).

In June 2009, the FASB issued amended standards for determining whether to consolidate a variable interest entity. These amended standards eliminate a mandatory quantitative approach to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary. These amended standards are effective for us beginning in the first quarter of fiscal year 2010 and we are currently evaluating the impact that adoption will have on our consolidated financial statements.

In June 2009, the FASB issued ASC 855 (previously SFAS No. 165, Subsequent Events), which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. It is effective for interim and annual periods ending after June 15, 2009. There was no material impact upon the adoption of this standard on the Company’s consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. These amended standards are effective for us beginning in the fourth quarter of fiscal year 2009. There was no material impact upon the adoption of this standard on the Company’s consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures which amends ASC Topic 820, adding new requirements for disclosures for Levels 1 and 2, separate disclosures of purchases, sales, issuances, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures.  ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010 (the Company’s fiscal year 2012); early adoption is permitted.  The Company is currently evaluating the impact of adopting ASU 2009-14 on its financial statements.

MANAGEMENT

Appointment of New Directors and Officers

At the Closing Date of the Exchange Agreement, Jie Zhang resigned as the sole officer and director of the Company and JinLin Guo, YiLin Shi and TeLi Liao were appointed as the new officers of the Company, effective immediately at the Closing. In addition, JinLin Guo and YiLin Shi have been appointed as the new directors of the Company, also effective immediately at the Closing.

The following table sets forth the names, ages, and positions of our new executive officer and director. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
JinLin Guo	40	CEO/ Chairman of the Board
YiLin Shi	36	CFO/ Director
TeLi Liao	26	Secretary

A brief biography of each officer and director is more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Employment Agreements

We currently do not have employment agreement with any our directors and executive officers.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

Currently we do not have a code of ethics that applies to our officers, employees and directors.

EXECUTIVE COMPENSATION

ECOH Executive Compensation Summary

The following table sets forth all cash compensation paid by ECOH, for the year ended October 31, 2009.  The table below sets forth the positions and compensations for each officer and director of the Company.

Name and Principal Position	Year	Salary	Bonus Awards	Stock Awards	Other Incentive Compensation	Non-Equity Plan Compensation	Nonqualified Deferred Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Galina Birca (1)	2009	0	0	0	0	0	0	1,750	1,750
Former CEO and President	2008	0	0	0	0	0	0	0	0
Vladimir Enachi (2)	2009	0	0	0	0	0	0	0	0
Former CFO, Treasurer & Secretary	2008	0	0	0	0	0	0	0	0
Jie Zhang	2009	0	0	0	0	0	0	0	0
President, CEO and CFO (3)	2008	0	0	0	0	0	0	0	0

(1)           Mrs. Birca receives compensation of $250 monthly commencing in April 2009. On April 16, 2010, Galina Birca tendered a resignation from all positions held in the Company, effective immediately.

(2)           Mr. Enachi receives compensation of $0 monthly commencing in April 2009. On April 16, 2010, Vladimir Enachi tendered a resignation from all positions held in the Company, effective immediately

(3)           Mr. Jie Zhang was appointed as the sole director and officer of the Company on April 16, 2010 and he resigned from the Board of Directors and from all positions he held in the Company in connection with the Share Exchange effective May 12, 2010.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

AIVtech Executive Compensation Summary

The table below sets forth the positions and compensations for each officer and director of AIVtech for the year ended December 31, 2009 and 2008.

Name	Title	12/31/2009 Fiscal Year Annual Salary (US$)	12/31/2008 Fiscal Year Annual Salary (US$)
JinLin Guo (1)	CEO/ Chairman of the Board	$35,294	$35,294
YiLin Shi (1)	CFO/ Director	$9,705	$9,705
TeLi Liao (1)	Secretary	$0	$0

(1)
In connection with the Closing of the Share Exchange, JinLin Guo was appointed as the Chairman and Chief Executive Officer, YiLin Shi was appointed as Chief Operating Officer and Director and TeLi Liao was appointed as the Secretary, effective immediately at the Closing.

PRINCIPAL STOCKHOLDERS

Pre-Share Exchange

The following table sets forth certain information regarding our securities beneficially owned as of the date hereof, for (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis prior to the Closing of the Share Exchange.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class (1)

Jie Zhang	5,900,000	61.3%
All Executive Officers and
Directors as a Group (1 Person)	5,900,000	61.3%

(1) based on 9,625,000 shares of common stock outstanding prior to the Closing.

Post-Share Exchange

The following table sets forth certain information regarding our securities beneficially owned on the Closing Date, for (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

As of the date of filing, we have 20,000,000 shares of common stock issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Jinlin Guo (1)	2,610,350	13.05%
Lanbin Ding (1)(2)	830,000	4.15%
TeLi Liao	-	-
YiLin Shi	-	-
Jie Zhang (1)	5,900,000	29.5%
Green Grass Capital Management Limited (3)	1,747,150	8.74%
Shenzhen Top Finance Guaranty Investment Inc. (4)	2,075,000	10.38%
All Executive Officers and Directors as a group (3 persons)	3,440,350	17.20%

(1)           Jie Zhang, current major shareholder of the Company, agreed to transfer 3,009,000 shares to two shareholders of AIVtech within 6 months after closing. The two shareholders, who are also the management team of AIVtech, are (a) Jinlin Guo, to receive 1,770,000 shares, and (b) Lanbin Ding, through Guo Jin Tong Investment (Hong Kong) Limited, to receive 1,239,000 shares.

(2)           The 830,000 shares were directly owned by Guo Jin Tong Investment (Hong Kong) Limited where Lanbin Ding has voting and control power.

(3)           ZheShui Ma, as managing director, as voting and control power over the shares held by this entity.

(4)           Rui Wang, as managing director, as voting and control power over the shares held by this entity.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 75,000,000 shares of common stock, par value $0.001 per share and no preferred stock is authorized. As of the date hereof, there are 20,000,000 shares of common stock issued and outstanding.

(a) Common Stock.

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon exercise of the Warrants will be, fully paid and non-assessable.

(b) Preferred Stock.

The Board of Directors is empowered to designate and issue from time to time one or more classes or series of preferred stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

(c) Warrants and Options.

We currently do not have any warrants or options issued and outstanding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, par value $0.001 per share, has a trading symbol (“ECOH.OB”) but has been thinly traded on the Over-The-Counter Bulletin Board (“OTCBB”).

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

As of the date hereof, after the close of the Share Exchange, 20,000,000 shares of common stock are issued and outstanding.  There are 49 shareholders of our common stock.

Transfer Agent and Registrar

The Transfer Agent for our common stock is Island Stock Transfer, at 100 Second Avenue South, Suite 705S, St. Petersburg, FL 33701. Its telephone number is 727-289-0010.

Dividend Policy

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Penny Stock

If we are able to obtain a listing of our securities on a national securities exchange, we may be subject in the future to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

Equity Compensation Plan Information

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 16, 2010, our majority shareholders entered into certain stock purchase agreements (the “Purchase Agreements”) with certain purchaser, pursuant to which ZHANG JIE purchased 3,000,000 shares of the Company’s issued and outstanding common stock from GALINA BIRCA, the President and CEO of the Company; and 2,900,000 shares of the Company’s issued and outstanding common stock from VLADIMIR ENACHI, the CFO and Director of the Company. The total of 5,900,000 shares represents 61.3% of the Company’s outstanding common stock. ZHANG JIE paid a total of $29,500 to GALINA BIRCA and VLADIMIR ENACHI for their shares.

At December 31, 2009, due to related party was $29,252, which is due to a shareholder. At December 31, 2008, due from related party was $1,523, which was due from shareholder.

Except as otherwise disclosed herein or incorporated herein by reference, there have not been any transactions, or proposed transactions, during the last year, to which the Company was or is to be a party, in which any director or executive officer of the Company, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  Pursuant to the provisions of Nevada Revised Statutes 78.751, the Company shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Company shall be indemnified by the Company against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Company. The Company shall provide to any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the company, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law. Our bylaws also provide that we will indemnify our directors and officers from all liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their acting as our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 3.02   Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement, on May 12, 2010, we issued an aggregate of 10,375,000 shares of common stock to the AIVtech Shareholders, their designees or assigns, in exchange for 100% of the outstanding shares of AIVtech.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 4.01   Changes in Registrant’s Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

i.	On May 12, 2010, we dismissed Ronald R. Chadwick, P.C. (“Ronald”) as our independent registered public accounting firm. The Board of Directors of the Company approved such resignation on May 12, 2010.
ii.	The Company’s Board of Directors participated in and approved the decision to change our independent registered public accounting firm.
iii.
Ronald’s reports on the financial statements of the Company for the years ended October 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iv.
In connection with the audit and review of the financial statements of the Company through May 12, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Ronald’s opinion to the subject matter of the disagreement.

v.
In connection with the audited financial statements of the Company for the years ended October 31, 2009 and 2008 and interim unaudited financial statement through May 12, 2010, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi.
The Company provided Ronald with a copy of this Current Report on Form 8-K and requested that Ronald furnished it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from Ronald, and a copy of such letter is filed as Exhibit 16.1 to this Current Report Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

i.
On May 12, 2010, the Board appointed Acquavella, Chiarelli, Shuster, Berkower & Co., LLP (“ACSB”) as the Company’s new independent registered public accounting firm. The decision to engage ACSB was approved by the Company’s Board of Directors on May 12, 2010.

ii.
Prior to May 12, 2010, the Company did not consult with ACSB regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01   Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on May 12, 2010, we issued an aggregate of 10,375,000 shares of common stock to the AIVtech Shareholders, their designees or assigns, in exchange for 100% of the outstanding shares of AIVtech.  As such, immediately following the Closing of the Share Exchange, AIVtech Shareholders hold approximately 51.88% of the total voting power of our common stock entitled to vote.

In connection with the Closing of the Share Exchange, and as explained more fully in the above Item 2.01 under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K, Jie Zhang resigned from all their positions with the Company effective immediately.  Further, Jinlin Guo, Yilin Shi and Teli Liao were appointed as the new officers of the Company, effective immediately at the Closing. In addition, Jinlin Guo and Yilin Shi have been appointed as the new directors of the Company, also effective immediately at the Closing.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Director and Officer

At the Closing Date of the Exchange Agreement, Jie Zhang resigned as the sole officer and director of the Company.   There were no disagreements between Jie Zhang and the Company.

(b)   Appointment of Directors and Officers

The following table sets forth the names, ages, and positions of our new executive officer and director. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

The following persons were appointed as our officers and director at the Closing:

Name	Age	Position
JinLin Guo	40	CEO/ Chairman of the Board
YiLin Shi	36	CFO/ Director
TeLi Liao	26	Secretary

The business background descriptions of the newly appointed directors and officers are as follows:

JinLin Guo, CEO and Chairman
Mr. Guo graduated from HuNan University and majored in Machinery Manufacturing, titled as an engineer. He is the founder of AIVtech and used to be the designer of ShenZhen KaiRong electronics Co., Ltd and the controller of ShenZhen SanNuo electronic Co., Ltd.

YiLin Shi, CFO and Director
Mr. Shi graduated from TianJin University of Commerce and majored in Accounting, titled as having a professional title of accountant. He used to be the financial controller of ShenZhen TongHao electronic motor Co., Ltd and the financial manager of ShangHai ZhenHai handicraft product Co., Ltd. Mr. Shi was appointed as company's financial controller in 2005.

TeLi Liao, Secretary
Mr. Liao graduated from NanChang University and majored in Accounting. Mr. Liao joined AIVtech in March 2010. Mr. Liao worked as a English Translator in FanTeHongJing International Education Group in 2009.

(c) Family Relationships

There are no family relationships between the officers or directors of the Company.

(d) Employment Agreements of the Executive Officers

We currently did not enter into any employment agreement with our executive officers.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 12, 2010, pursuant to the Exchange Agreement, the Board of Directors adopted a resolution by unanimous written consent changing its fiscal year end from October 31 to December 31.   This change was made to be consistent with the fiscal year of AVItech, which is now our wholly-owned subsidiary and the operating company.

On May 12, 2010, pursuant to the Exchange Agreement, the Board of Directors adopted a resolution by unanimous written consent changing its name from “Ecochild, Inc.” to “AIVtech International Group.”

Item 5.06      Change In Shell Company Status.

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Share Exchange.  As a result of the Share Exchange, AIVtech became our wholly owned subsidiary and became our main operational business.  Consequently, we believe that the Share Exchange has caused us to cease to be a shell company.  For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01       Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of AIVtech as of December 31, 2009 and 2008 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)  Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2009 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009 concerning the acquisition of the business operation of AIVtech are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement by and between the Company, AIVtech Holding (HK) Limited and the AIVtech Shareholders, dated May 12, 2010
3.1	Certificate of Incorporation (1)
3.2	By Laws (1)
16.1	Letter from Ronald R. Chadwick, P.C., dated May 14, 2010
99.1	The Audited Consolidated Financial Statements of AIVtech as of December 31, 2009 and 2008
99.2	The Unaudited Pro Forma Financial Information of Ecochild, Inc.

(1) Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on September 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ECOCHILD, INC.

Date: May 14, 2010	By:	/s/ JinLin Guo
JinLin Guo President, CEO and Chairman of the Board of Directors